UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2009

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Protective Products of America, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-53580	26-3479709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 Northwest 136th Avenue
Sunrise, Florida  33323

(Address of Principal executive offices, including Zip Code)

(954) 846-8222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 20, 2009, Protective Products of America, Inc. (the “Company”) filed a Form 8-K (the “Previous 8-K”) to report the appointment of R. Patrick (Pat) Caldwell as the Company’s Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company. As of that date, the Company and Mr. Caldwell had not finalized the terms and conditions of Mr. Caldwell’s employment as Chief Executive Officer, except that Mr. Caldwell would receive an annual base salary of $300,000. The Company is filing this first amendment to the Previous 8-K to further report the signing of an employment agreement with Mr. Caldwell. The Previous 8-K is hereby amended to add the following:

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Caldwell, the Company’s Chief Executive Officer, effective as of July 18, 2009.

The Employment Agreement has an initial term of three years, after which the Employment Agreement will automatically renew for additional one-year periods unless earlier terminated by either the Company or Mr. Caldwell. Under the terms of the Employment Agreement, Mr. Caldwell will receive an annual base salary of $300,000, subject to increase or decrease on an annual basis, as determined by the Compensation Committee of the Board. Mr. Caldwell is also eligible to receive an annual incentive bonus in accordance with the terms of the Company’s Senior Management Incentive Plan. Mr. Caldwell’s target incentive bonus is 100% of his annual base salary. The actual incentive bonus payable for any year will be based upon criteria established and approved by the Compensation Committee of the Board. The Employment Agreement also provides that Mr. Caldwell is eligible to receive long term equity awards granted at the discretion of the Compensation Committee of the Board and to participate in the Company’s employee benefits plans generally available to executives of the Company. The Employment Agreement also contains a severance arrangement in the event of Mr. Caldwell’s termination without cause that provides for the payment to Mr. Caldwell of his accrued base salary through and including the effective date of termination of employment, the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which termination of employment occurs, a prorated annual incentive bonus through and including the effective date of termination and a lump sum cash payment equal to Mr. Caldwell’s annual base salary plus an average of Mr. Caldwell’s annual incentive bonuses for the past three years (or such shorter period as Mr. Caldwell has been an employee of the Company). The Employment Agreement also provides for a one-year non-competition and non-solicitation period following the termination of Mr. Caldwell’s employment.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 19, 2009, between Protective Products of America, Inc. and R. Patrick Caldwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE PRODUCTS OF AMERICA, INC.

Date: October 22, 2009	By:	/s/ JASON A. WILLIAMS
	Name:	Jason A. Williams
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 19, 2009, between Protective Products of America, Inc. and R. Patrick Caldwell